SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 5, 2007

BPO MANAGEMENT SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-28560	22-2356861
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1290 N. HANCOCK, ANAHEIM, CA 92807
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (714) 638-4878

22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA, 92887
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On Janaury 3, 2007 BPO Management Services, Inc. (the “Company”) received a NASDAQ Staff Determination letter notifying the Company that the Nasdaq Listing Qualifications Panel has declined its request for continued listing of the Company’s shares on the Nasdaq Capital Market. The Company was required to meet the initial listing requirements of Nasdaq as a result of its reverse merger, completed on December 15, 2006, with netGuru, Inc. The Panel ruled that the Company was not in compliance with Nasdaq rules because it failed to meet Marketplace Rule 4804(b), which states that, for an initial listing, a company’s stockholders’ equity must be not less than $5,000,000. As a result, the Company’s common stock will be delisted from the Nasdaq Capital Market effective at the open of business on January 8, 2007. The Company anticipates that its common stock will be quoted on the Over-the-Counter Bulletin Board under the ticker symbol “BPOM.OB”

We issued our press release announcing this Agreement on January 4, 2007. A copy of that release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

99.1	Press release dated January 4, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007		BPO MANAGEMENT SERVICES, INC.

	By:	/S/ James Cortens
James Cortens, President